UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2013

VALOR GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-171277	45-5215796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Virginia Street 8th Floor Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 734-4361

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 16, 2013, management of Valor Gold Corp. (the “Company”) made a determination that it would be in the best interest of the Company and its shareholders to explore additional business opportunities and strategic alliances. This decision follows an analysis of the Company’s current mining prospects coupled with the current economic climate relating to the gold market in general, which has experienced a significant downturn.  We plan on continuing our current business (as a junior exploration company) while exploring new strategic and developmental opportunities, including acquisitions, strategic alliances, consolidations or other partnering arrangements.  Additionally, we may explore new opportunities in other business sectors that may be divergent from our historical business focus as an exploration stage gold and minerals company, in which case, we may choose to divest our historical business.  To date, we have not entered into any binding agreements or made any formal decision regarding any of the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALOR GOLD CORP.

Dated: April 16, 2013	By:	/s/ David Rector
David Rector
Interim Chief Executive Officer